Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573


                              Prospectus Supplement
                             Dated September 2, 1999


     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                              Principal Amount
     Selling Securityholders                                of Registered Notes
------------------------------------------------------      -------------------
ABN-AMRO Incorporated ................................               $1,000,000
GLG Global Convertible UCITS Fund ....................                  300,000
Salomon Brothers Asset Management(1)..................               19,350,000
------------------------------------------------------              -----------
Total of Above .......................................              $20,650,000

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(1)  Salomon Smith Barney Inc., an affiliate of Salomon Brothers Asset
     Management, was an initial purchaser of the 1.87% Convertible Subordinated Notes due 2006, when the notes were originally sold in a private placement.